Exhibit 99.2

COINSTAR ANNOUNCES SALE OF ITS ENTERTAINMENT SERVICES BUSINESS

BELLEVUE, Wash.—September 9, 2009—Coinstar, Inc. (NASDAQ: CSTR) today announced the closing of the sale of its entertainment services business to National Entertainment Network, Inc.

With the transaction, National Entertainment Network assumed the operations of the entertainment services business, including substantially all of the business’s related assets and liabilities. Coinstar received nominal consideration and expects to record a pre-tax loss in the range of $52 million to $57 million and realize a one-time tax benefit in the range of $82 million to $87 million on the sale of the business. As a result, the company expects a net gain in the range of $25 million to $35 million in the third quarter of 2009, which will be reported under discontinued operations in the company’s consolidated statement of operations.

“As we discussed on our second quarter conference call, we are focused on leveraging our strength in self-service automated retail to drive growth and increase shareholder value,” said Paul Davis, chief executive officer of Coinstar, Inc. “Our core DVD and Coin kiosk businesses provide a solid foundation and, with the sale of our entertainment services business, we are better positioned to maximize the substantial market opportunity in automated retail.”

Today Coinstar filed a Current Report on Form 8-K that contains certain information on the transaction and pro forma financial statements as of June 30, 2009, the six months ended June 30, 2009 and 2008, and the years ended December 31, 2008, 2007 and 2006 that exclude the operating results of the entertainment services business from Coinstar’s ongoing operations.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient products and services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar products and services include e-payment products – such as gift cards, prepaid debit cards and other prepaid products – and money transfer services. The Company’s products and services can be found at more than 90,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.

About National Entertainment Network, Inc.

NEN is a privately held company headquartered in Louisville, Colorado. It was formed in August 2009 in anticipation of the acquisition of the entertainment division of Coinstar, Inc. NEN will operate the largest direct route of coin operated gumball & toy machines, kiddie rides, skill cranes and video games in North America. NEN amusement vending products, equipment and services are available at supermarkets, mass merchants, restaurants, malls and other high traffic retail locations.

# # #

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report include statements and information regarding, among other things, Coinstar, Inc.’s expectation to realize tax benefits as a result of the sale of the Entertainment Business and the provision of certain services under the terms of the transaction. Forward-looking statements are not guarantees of future events and performance and conditions, and these may vary materially from those expressed or implied in those statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar Inc.’s control, including those relating to the Buyer. Such risks and uncertainties include, but are not limited to, actions resulting from federal, state, local, and foreign laws and regulations or taken by governing bodies (including changes in tax legislation and in the interpretation of existing tax laws by tax authorities and changes in Coinstar, Inc.’s business that may affect, among other things, the realization of the tax benefits). The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, Inc., please review “Risk Factors” described in Coinstar, Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this press release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Investor Contact:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Media Contact:

Sarah Ward Jones

Public Relations Manager

425-943-8121

sjones@coinstar.com

Media Contact for National Entertainment Network, Inc.:

Kara Ross

703-362-6046

Kross@ctdservices.com